Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the WestRock Company 2020 Incentive Stock Plan of our reports dated November 19, 2021, with respect to the consolidated financial statements of WestRock Company and the effectiveness of internal control over financial reporting of WestRock Company included in its Annual Report (Form 10-K) for the year ended September 30, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

February 4, 2022